UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2018

DigiPath, Inc.

(Exact name of registrant as specified in charter)

Nevada

(State or other Jurisdiction of Incorporation or Organization)

000-54239 (Commission File Number)	27-3601979 (IRS Employer Identification No.)

6450 Cameron Street, Suite 113

Las Vegas, NV 89118

(Address of Principal Executive

Offices and zip code)

(702) 527-2060

(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 12, 2018, Bruce Raben and Dr. Cindy Orser were appointed to the Company’s Board of Directors.

Dr. Orser currently serves as the Chief Science Officer of the Company and its wholly-owned subsidiary Digipath Labs Inc. and receives an annual salary of $150,000 for such service. In connection with her appointment as a director of the Company, Dr. Orser was issued an option to purchase 200,000 shares of the Company’s common stock at an exercise price $0.16. Other than as set forth above, there are no arrangements or understandings with Dr. Orser pursuant to which she was appointed as a director, or any related party transactions between the Company and Dr. Orser that are subject to disclosure under Item 404(a) of Regulation S-K.

Bruce Raben is the principal of Hudson Capital Advisors BD, LLC. In connection with his appointment as a director of the Company, Mr. Raben was issued 200,000 shares of the Company’s common stock, and the Company will pay him $15,000 per annum in quarterly installments of $3,750 beginning on October 1, 2018. Other than as set forth above, there are no arrangements or understandings with Mr. Raben pursuant to which he was appointed as a director, or any related party transactions between the Company and Mr. Raben that are subject to disclosure under Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit 99.1 Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DigiPath, Inc.

Date:	September 17, 2018

By:	/s/ Todd Peterson
Todd Peterson
Chief Financial Officer

EXHIBIT INDEX

No.	Description

Exhibit 99.1	Press Release